UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2026

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501
Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 31, 2026 (the “Issuance Date”), Venu Holding Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) in connection with the issuance and sale by the Company of an aggregate of $25,000,000 in original principal amount of Senior Secured Convertible Debentures (the “Debentures”) to the Purchaser, which are convertible into shares of the Company’s common stock, par value $0.001 (“Common Stock”), and warrants to purchase up to 1,000,000 shares of Common Stock (the “Warrants”). The Debentures and the Warrants are immediately separable and were issued separately, but they were purchased together by the Purchaser in accordance with the Purchase Agreement.

The Purchase Agreement sets forth the terms and conditions governing the Company’s issuance and sale of the Debentures and the Warrants, including the respective closing obligations of the Company and the Purchaser. The Purchase Agreement also contains customary representations, warranties, and agreements of the Company and the Purchaser and provides for customary indemnification rights and obligations of the parties thereto.

Debentures

Pursuant to the Debentures, $12,500,000 of the original principal amount funded to the Company by the Purchaser on the Issuance Date (the “Holdback Amount”) will initially be held in an account as cash collateral for the Company’s obligations under the Debentures pending the Company’s delivery of an appraisal of the real property and improvements comprising the amphitheater it is developing in Broken Arrow, Oklahoma (“The Sunset BA”). If the appraisal is satisfactory to the Purchaser and the collateral agent appointed under the Purchase Agreement, the Holdback Amount will be released and delivered to the Company. If the appraisal is not delivered within 14 days after the Issuance Date or is not satisfactory to the Purchaser or the collateral agent, the Purchaser will have the option to apply the Holdback Amount to repay an equal portion of the principal amount of the Debentures, at par value and without payment of the Payment Premium (as defined below).

The Debentures will mature on July 31, 2027 (the “Maturity Date”), unless earlier converted or redeemed. The Debentures have an original issue discount of 5%. Accordingly, on the Issuance Date, the Company received gross proceeds of $11,875,000 before fees and expenses. If the Holdback Amount is subsequently released to the Company pursuant to the Debentures, the Company will receive additional gross proceeds of $11,875,000, resulting in aggregate gross proceeds to the Company of $23,750,000 before fees and expenses. After payment of applicable placement agent fees and offering expenses payable by the Company, the Company intends to use the resulting net proceeds from the sale of the Debentures and the Warrants primarily for the ongoing construction and development costs of The Sunset BA.

The Debentures do not bear interest unless and until the occurrence of an event of default described in the Debentures (an “Event of Default”), in which case the Debentures will accrue interest at a rate of 18% per annum for so long as such Event of Default remains uncured. Upon an Event of Default, the Purchaser may accelerate the Debentures and require all interest and other outstanding amounts under the Debentures to become immediately due and payable in cash, in each case subject to the terms of the Debentures. If an Event of Default remains uncured 30 days after its occurrence, then from and after such 30th day and for so long as the Event of Default continues, the Purchaser may convert all or any portion of the outstanding amounts under the Debentures at the Variable Price (as defined below) until all amounts outstanding under the Debentures have been repaid in full.

The Debentures constitute senior secured obligations of the Company and are secured pursuant to that certain Pledge and Security Agreement entered into by two of the Company’s majority-owned subsidiaries (of which the Company exercises 100% voting control), Sunset Ground at Broken Arrow, LLC and Sunset at Broken Arrow LLC (each, a “Grantor”). Under the Pledge and Security Agreement, the Debentures are secured by first-priority perfected security interests in substantially all of the tangible and intangible assets of each Grantor, subject to certain limitations, and by each Grantor’s pledge of a security interest in all of the equity interests in which such Grantor has any interest, together with all related proceeds thereof. The Company also pledged its membership interest in each Grantor as part of the collateral securing the Company’s obligations under the Debentures. In addition, the Debentures are secured by a first-priority Mortgage granted by Sunset Ground at Broken Arrow, LLC with respect to certain owned real property described therein and a first-priority Leasehold Mortgage granted by Sunset at Broken Arrow LLC with respect to certain leasehold interests described therein. Except for the assets of the Grantors, and the Company’s membership interests in those Grantors, no other Company assets or interests serve as collateral for the Debentures. Furthermore, the obligations under the Debentures, the Purchase Agreement, and all other documents identified as “Transaction Documents” under the Purchase Agreement are personally guaranteed by the Company’s chief executive officer pursuant to a Personal Guaranty.

At any time on or after the Issuance Date, the Debentures are convertible at the option of the Purchaser into shares of Common Stock at an initial conversion price of $7.50 per share (the “Fixed Price”), subject to adjustment as provided in the Debentures. Beginning on the earlier of (i) the date of the first disbursement in connection with any indebtedness constituting “Permitted C-PACE Indebtedness” under the Purchase Agreement, and (ii) the 75th day following the Issuance Date, the Company will be required to make monthly installment payments (each, a “Monthly Installment”) consisting of $5,000,000 of principal, the applicable payment premium on such principal amount, which is initially 15% but increases to 20% after the 75th day following the Issuance Date (the “Payment Premium”), and any accrued and unpaid interest (collectively, the “Installment Amount”), in accordance with the repayment schedule set forth in the Debentures. If the Company fails to timely pay any Monthly Installment when due (a “Payment Failure”), the Purchaser may elect to convert, on one or more occasions, all or part of the unpaid Installment Amount at any time after such Payment Failure has occurred at a variable price equal to 95% of the lowest daily volume weighted average price (the “VWAP”) of the Company’s Common Stock during the five consecutive trading days immediately preceding the applicable conversion date, subject to a floor price of $0.448, which is equal to 20% of the closing price of the Company’s Common Stock immediately prior to the execution of the Purchase Agreement (the “Variable Price”). Otherwise, for so long as the Company remains current on its payment obligations, the Debentures will be convertible only at the Fixed Price.

Under the Debentures, the Company is prohibited from issuing any Common Stock upon conversion of the Debentures if the issuance of such shares of Common Stock would exceed 11,767,980 shares (the “Exchange Cap”), which represents 19.99% of the Company’s issued and outstanding Common Stock as of the Issuance Date. The Exchange Cap will cease to apply if the Company obtains the approval of its shareholders for the issuance of shares of Common Stock in excess of the Exchange Cap (the “Shareholder Approval”), as required by the applicable rules of the NYSE American LLC. As a covenant under the Purchase Agreement, the Company is required to include a proposal to obtain the Shareholder Approval in the proxy statement for its next annual meeting of shareholders, and if it does not obtain the Shareholder Approval at such annual meeting, it is required to call a meeting every 90 days thereafter to seek the Shareholder Approval.

The Debentures also contain a beneficial ownership limitation that prohibits the Purchaser from converting the Debentures to the extent that, after giving effect to such conversion, the Purchaser and its affiliates would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock.

The Debentures provide the Company with an optional redemption right, pursuant to which the Company may redeem all or any portion of the amounts outstanding under the Debentures prior to the Maturity Date by delivering a redemption notice to the Purchaser, provided that the Company may only deliver such notice if the VWAP of the Company’s Common Stock is less than the Fixed Price on the date the notice is delivered, unless otherwise agreed by the Purchaser. Following receipt of a redemption notice, the Purchaser will have seven trading days to elect to convert all or any portion of the applicable redemption amount before the Company is required to pay the remaining redemption amount in cash.

The Debentures also provide for a mandatory redemption in connection with the Company’s existing, permitted at-the-market offering of shares of the Company’s Common Stock having an aggregate offering price of up to $25,000,000, which the Company is conducting pursuant to an ATM Sales Agreement with ThinkEquity LLC, dated June 12, 2026 (the “ATM Offering”). For so long as any Debentures are outstanding, if the Company issues and sells any shares of Common Stock under the ATM Offering (such sales, “ATM Sales”), the Company must apply 90% of the net proceeds from such ATM Sales toward its repayment obligations under the Debentures (a “Mandatory Redemption”). Within five business days of receiving net proceeds from ATM Sales, the Company must notify the Purchaser of the required Mandatory Redemption payment and, unless waived by the Purchaser, promptly pay such amount to the Purchaser. Any Mandatory Redemption payment will be applied first towards accrued and unpaid interest under the Debentures, then to the principal and the Payment Premium in respect of such principal.

Warrants

The Warrants are immediately exercisable from the Issuance Date and during the five-year period thereafter to purchase up to 1,000,000 shares of Common Stock at an exercise price of $5.00 per share, subject to certain customary adjustments. If the Holdback Amount currently held as cash collateral under the Debentures is applied to repay a portion of the principal amount of the Debentures, the number of shares of Common Stock issuable upon exercise of the Warrants will be reduced from 1,000,000 shares to 500,000 shares. No fractional shares of Common Stock will be issued by the Company in connection with the exercise of the Warrants.

If at the time the Warrants are exercised there is no effective registration statement registering the issuance of or the resale of the shares of Common Stock underlying the Warrants, the Purchaser can exercise the Warrants by “cashless exercise,” in which case the Purchaser would receive the net value of the Warrants in shares of Common Stock determined according to the formula set forth in the Warrants.

Pursuant to the Purchase Agreement, the right of the Purchaser to exercise the Warrants is subject to Exchange Cap limitations that operate in a manner consistent with the Exchange Cap limitations applicable to the Purchaser’s right to convert the Debentures. The Warrants also contain a beneficial ownership limitation that prohibits the Purchaser from exercising the Warrants to the extent that, after giving effect to such exercise, the Purchaser and its affiliates would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock. Under the Warrants, upon prior notice to the Company, the Purchaser may elect to increase such limitation to 9.99%, which increase will not become effective until the 61st day after such notice.

Placement Agent Warrants

The Company engaged ThinkEquity LLC as its exclusive placement agent (the “Placement Agent”) in connection with its offer and sale of the Debentures and the Warrants to the Purchaser under the Purchase Agreement. The Company agreed to pay the Placement Agent a cash fee equal to 6% of the gross proceeds received from the offering and to reimburse certain of the Placement Agent’s expenses related to the offering up to $100,000.

In addition, the Company agreed to issue warrants to the Placement Agent to purchase up to 200,000 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants are immediately exercisable upon issuance and for the five-year period thereafter at an exercise price of $6.25, subject to certain customary adjustments. If the Holdback Amount is applied to repay a portion of the principal amount of the Debentures, the number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants will be reduced from 200,000 shares to 100,000 shares.

The issuance of the Debentures, the Warrants, the Placement Agent Warrants, and the shares of Common Stock issuable upon their conversion or exercise, as applicable, was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-291873) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 1, 2025 and declared effective on December 8, 2025, and the related base prospectus and prospectus supplement filed with the SEC on July 31, 2026.

The foregoing descriptions of the Debentures, the Warrants, the Placement Agent Warrants, the Purchase Agreement, the Security and Pledge Agreement, and the Personal Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Debenture, the form of Warrant, the form of Placement Agent Warrant, the Purchase Agreement, the Pledge and Security Agreement, and the Personal Guaranty, which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K (this “Current Report”).

A copy of the opinion of Dykema Gossett PLLC relating to the legality of the issuance and sale of the Debentures, the Warrants, the Placement Agent Warrants, and the underlying shares of Common Stock is filed as Exhibit 5.1 to this Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Debenture
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
5.1*	Opinion of Dykema Gossett PLLC
10.1*	Securities Purchase Agreement, dated July 31, 2026, between the Company and the Purchaser
10.2*	Pledge and Security Agreement, dated July 31, 2026
10.3*	Personal Guaranty, dated July 31, 2026
23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: August 3, 2026	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman